Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-51401

     As filed with the Securities and Exchange Commission on April 26, 1999


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  SUPPLEMENT TO
                       PROSPECTUS FILED ON APRIL 30, 1998
                  AS PART OF REGISTRATION STATEMENT ON FORM S-3
                       DECLARED EFFECTIVE ON MAY 13, 1998


                                3,813,388 Shares
                                  Common Stock

                          MUSICLAND STORES CORPORATION
             (Exact name of Registrant as specified in its charter)


               The Undersigned Registrant hereby files this Prospectus Supplement for the sole purpose of amending certain of the names of the Warrant Holders listed as Potential Selling Shareholders on Page 11 of the Prospectus to read as follows:


Name of Potential       Number Of Shares    Number Of Shares    Number Of Shares
Selling Shareholder        Owned Upon       Included in this       Owned if All
                          Exercise of         Registration       Included Shares
                          All Warrants                              Are Sold

Morgan Guaranty Trust
 Company of New York           273,313           273,313                  0
JMG Convertible
 Investments LP                259,837           259,837                  0
Triton Capital
 Investments, Ltd.             259,242           259,242                  0
The Long Term Credit
 Bank of Japan, Ltd            154,877           154,877                  0
Hour, L.L.C.                   148,313           148,313                  0
Donaldson, Lufkin,
 Jenrette Securities Corp.      95,927            95,927                  0
NationsBank, N.A.              109,325           109,325                  0
NationsBanc Montgomery
 Securities LLC                318,864           318,864                  0
First Trust Corporation
 TTEEFBO Lawrence              100,000           100,000                  0
  J. Rawson IRA,
  SSN  ###-##-####
Credit Lyonnais New
 York Branch                    78,089            78,089                  0
ING Baring U.S.
 Capital LLC                    24,293            24,293                  0



                Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Prospectus Supplement to be signed on its behalf by the undersigned thereunto duly authorized in Minnetonka, Minnesota, as of the 26th day of April, 1999.

                                          MUSICLAND STORES CORPORATION



                                          BY: /s/ Linda Alsid Ruehle
                                              ----------------------------
                                                  Linda Alsid Ruehle
                                                  Assistant General Counsel and
                                                  Assistant Secretary
                                                  Attorney-in-fact